UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Whitestone REIT

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WHITESTONE REIT BOARD OF TRUSTEES REJECTS NOMINATION OF TWO EREZ CANDIDATES

HOUSTON, March 7, 2024 – Whitestone REIT received notice that Erez Asset Management, LLC ("Erez") has nominated two candidates to stand for election to the Board of Trustees of Whitestone REIT (the “Whitestone Board”) at the 2024 annual meeting. The Whitestone REIT Nominating and Governance Committee (“the Committee”) has conducted a comprehensive review and evaluation of Erez candidates Bruce Schanzer and Catherine Clark. Our review and evaluation process included individual interviews with both candidates (and an additional interview with a third Erez candidate, who has withdrawn his candidacy), a thorough review of the backgrounds and track records of both candidates, and responses to our follow-up questions post interviews.

The interviews took place on February 1, 2024, for Mr. Schanzer and on February 5, 2024, for Mrs. Clark. The Committee had follow-up questions and requested supplemental information on February 9, 2024, which it received on February 13, 2024.

Pursuant to the recommendation of the Committee, the Whitestone Board will not nominate either candidate. During their interviews, neither candidate recommended any changes to the Company’s business or financial strategy, or its corporate governance. Furthermore (and surprisingly), neither displayed more than a cursory understanding of Whitestone’s portfolio, its markets, or its business strategy during their interviews. Both remained fixated on Mr. Schanzer’s original and vague proposal advocating for “a sale of assets or of the company outright” as the only way to generate shareholder value.

The Whitestone Board continuously evaluates all avenues to maximize value for shareholders and is always committed to advancing their best interests. Given the strong total shareholder returns generated for Whitestone shareholders since the new executive team was appointed in January 2022, both Erez candidates ignore the reality of Whitestone’s sector-leading performance and the obligation of board members to properly evaluate all avenues for value creation.

The Whitestone Board has strong retail REIT experience, as well as experience across a full range of disciplines that enhance their oversight capabilities. Details on board member qualifications can be found on Whitestone's investor relations website.

Whitestone’s Board and Management team regularly engages with its shareholders and has received strong support from the majority of the shareholder base related to decisions driving company performance and to governance improvements made over the course of the last two years.

The Whitestone Board will present its formal recommendation on the nominees in the Company's definitive proxy statement, which will be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2024 Annual Meeting. The date of the Company's 2024 Annual Meeting has not yet been announced. Whitestone REIT shareholders are not required to take any action at this time.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country:  Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities.  The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy.  For additional information, please visit the Company's investor relations website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our expected proxy contest, trustee nominees, Board focus and business outlook. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of COVID-19 on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; inflation and increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; the need to fund tenant improvements or other capital expenditures out of operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Additional Information and Where to Find it

Whitestone REIT intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Whitestone REIT, its trustees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2024 Annual Meeting. Information regarding the ownership of the Company’s trustees and executive officers in Company common shares and other securities is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.whitestonereit.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2024 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.whitestonereit.com.

Investor and Media Contact:

David Mordy

Director of Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com